Exhibit 99.1

ACAMAR PARTNERS ACQUISITION CORP.

PRO FORMA BALANCE SHEET

	February 26,	Pro Forma
	2019	Adjustments		As Adjusted
		(unaudited)		(unaudited)
ASSETS
Current Assets:
Cash	$2,820,054	$—		$2,820,054
Prepaid expenses	11,500	—		11,500
Total Current Assets	2,831,554	—		2,831,554

Cash held in Trust Account	300,000,000	5,573,220	(a)	305,573,220
		111,465	(b)
		(111,465	)(c)
Total Assets	$302,831,554	$5,573,220		$308,404,774

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accrued offering costs	$34,518	$—		$34,518
Advance from related party	7,389	—		7,389
Promissory note – related party	400,000	—		400,000
Total Current Liabilities	441,907	—		441,907

Deferred underwriting fee payable	10,500,000	195,063	(d)	10,695,063
Total Liabilities	10,941,907	195,063		11,136,970

Commitments and contingencies

Common stock subject to possible redemption, 28,688,964 and 29,226,780 shares, respectively, at $10.00 per share	286,889,640	5,378,160	(f)	292,267,800

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	—	—		—

Class A Common stock, $0.0001 par value; 200,000,000 shares authorized; 1,311,036 and 1,330,542 shares, respectively, issued and outstanding (excluding 28,688,964 and 29,226,780 shares, respectively, subject to possible redemption)	131	56	(a)	133
		(54	)(f)
Class B Common stock, $0.0001 par value; 15,000,000 shares authorized; 8,625,000 and 7,639,330 shares, respectively, issued and outstanding	863	(99	)(e)	764

Additional paid-in capital	5,003,876	5,573,164	(a)	5,003,970
		111,465	(b)
		(111,465	)(c)
		(195,063	)(d)
		99	(e)
		(5,378,106	)(f)

Accumulated deficit	(4,863)	—		(4,863)
Total Stockholders' Equity	5,000,007	(3)		5,000,004
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$302,831,554	$5,573,220		$308,404,774

See accompanying note to the pro forma balance sheet.

ACAMAR PARTNERS ACQUISITION CORP.

NOTE TO PRO FORMA BALANCE SHEET

(unaudited)

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Acamar Partner Acquisition Corp. (the “Company”) as of February 26, 2019, adjusted for the partial closing of the underwriters’ over-allotment option and related transactions which occurred on April 9, 2019, as described below. The underwriters have notified the Company that they will not be exercising the remaining over-allotment units, as such the Company has forfeited a portion of the Founder Shares.

On April 9, 2019, the Company consummated the closing of the sale of 557,322 additional units (the “Units”) at a price of $10.00 per unit upon receiving notice of the underwriters’ election to partially exercise their over-allotment option, generating additional gross proceeds of $5,573,220 to the Company. Each Unit consists of one share of the Company’s Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share. Simultaneously with the exercise of the over-allotment, the Company consummated the private placement of an additional 74,310 warrants (the “Private Placement Warrants”) to Acamar Partners Sponsor 1 LLC (the “Sponsor”), generating aggregate gross proceeds of $111,465 to the Company. Transaction costs amounted to $306,528, consisting of $111,465 in cash underwriting fees and $195,063 of additional underwriting fees, which have been deferred until the completion of the Company’s initial business combination. As a result of the underwriters’ election to partially exercise their over-allotment option, 985,670 shares of Class B common stock issued to the Sponsor (the “Founder Shares”) were forfeited and 139,330 Founder Shares are no longer subject to forfeiture, resulting in an aggregate of 7,639,330 Founder Shares issued and outstanding. Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option are as follows:

	Pro forma entries:	Debit	Credit
a.	Cash held in Trust Account	5,573,220
	Class A Common stock		56
	Additional paid-in capital		5,573,164
	To record sale of 557,322 Units on over-allotment option at $10.00 per Unit.

b.	Cash held in Trust Account	111,465
	Additional paid-in capital		111,465
	To record sale of 74,310 Private Placement Warrants at $1.50 per Private Placement Warrant.

c.	Additional paid-in capital	111,465
	Cash held in Trust Account		111,465
	To record payment of 2.0% of cash underwriting fee on over-allotment option.

d.	Additional paid-in capital	195,063
	Deferred underwriting fees		195,063
	To record the liability for deferred underwriting fees on over-allotment option.

e.	Class B Common stock	99
	Additional paid-in capital		99
	To record forfeiture of 985,670 Founder Shares.

f.	Class A Common stock	54
	Additional paid-in capital	5,378,106
	Common Stock Subject to Redemption		5,378,160
	To reclassify common stock out of permanent equity into mezzanine redeemable stock.